Exhibit 10.19

CORRECTIONAL PROPERTIES TRUST

SENIOR EXECUTIVE RETIREMENT PLAN TERMINATION AGREEMENT

     THIS SENIOR EXECUTIVE RETIREMENT PLAN TERMINATION AGREEMENT (the “Agreement”) is made as of December 31, 2003, by and between CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust (the “Company”), and CHARLES R. JONES (the “Participant”) (the Company and the Participant hereafter sometimes referred to, collectively, as the “Parties”).

R E C I T A L S

     WHEREAS, the Company terminated its Senior Executive Retirement Plan (the “Pension Plan”), in which the Participant was a participant,

     WHEREAS, the Company maintains the Correctional Properties Trust 1998 Employee Share Incentive Plan (the “Incentive Plan”) which authorizes the grant of deferred shares,

     WHEREAS, as an alternate means of rewarding and retaining the Participant, the Company has entered into that certain Deferred Share Long-Term Loyalty Bonus Agreement, dated December 31, 2003, by and between the Participant and the Company (the “Deferred Share Agreement”), under which the Company will grant deferred shares to the Participant pursuant to the Incentive Plan, and

     WHEREAS, the Parties now mutually desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants between the parties, the sufficiency of which is hereby acknowledged, the Company and the Participant, hereby agree to the following terms and conditions:

T E R M S    A N D    C O N D I T I O N S

     1. Recitals. All of the foregoing Recitals are true and correct and are incorporated as part of these Terms and Conditions.

     2. Acknowledgement and Agreement by Participant. The Participant hereby acknowledges and agrees to the Company’s termination of the Pension Plan in consideration for the Company’s agreement to enter into the Deferred Share Agreement with the Participant.

     3. Release by Participant. In consideration of the foregoing, and other good and valuable consideration, receipt of which is hereby acknowledged, the Participant hereby releases and forever discharges the Company and any and all related, predecessor and successor entities and organizations, including their former and current agents, representatives, partners, officers, directors and Participants, from any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action arising out of the Pension Plan, both known or unknown, in law or in equity, of any kind whatsoever, which have arisen or may arise, which the Participant ever had, now has, or may have against the Company.

     4. Construction. The Parties acknowledge that each has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     5. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications by and between the Company and the Participant, whether written or oral, previously made in connection with the matter herein. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and must be executed by the Parties.

     6. Employment. This Agreement shall not constitute a contract for employment, and shall in no way modify or extend any existing contract for employment between the Company and the Participant.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

     8. Sufficient Time to Review Agreement. The Participant acknowledges and agrees that he has had sufficient time to review this Agreement and consult with anyone he may have chosen regarding this Agreement, that he has a right to consult with legal counsel regarding this Agreement and has consulted with counsel, and that he has received all information he requires from the Company in order to make a knowing and voluntary release and waiver of all claims against the Company with respect to the Pension Plan and the deferred compensation benefits payable thereunder.

     9. Headings. The headings are for the convenience of the parties and are not to be construed as terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust
By:	/s/ Robert R. Veach, Jr.
	Name:	Robert R. Veach, Jr.
	Title:	Chairman of the Board of Trustees

Agreed and Accepted:

/s/ Charles R. Jones
CHARLES R. JONES

WITNESS to Charles R. Jones’s Signature:

/s/ Christy E. Barnhart
Name: